SCHEDULE 14 A INFORMATION
Proxy Statement Pursuant to Section 14(a)of the Securities Exchange
Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
    (e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

Emergency Filtration Products, Inc.
--------------------------------------------
(Name of Registrant as Specified in Charter)

John C. Thompson, Esq.
--------------------------------------------------------------------------
(Name of Person(s) Filing the Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
Item 22(a)(2)of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

(1)  Title of each class of securities to which transaction applies: n/a

(2)  Aggregate number of Securities to which transaction applies: n/a

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined): n/a

(4)  Proposed maximum aggregate value of transaction: n/a

(5)  Total fee paid: n/a

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: n/a

(2)  Form, Schedule or Registration Statement No.: n/a

(3)  Filing: n/a

(4)  Date: n/a

Definitive Proxy Statement
Dated: April 8, 2004

                      EMERGENCY FILTRATION PRODUCTS, INC.

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 6, 2004

TO THE SHAREHOLDERS OF EMERGENCY FILTRATION PRODUCTS, INC.:

     A special meeting of the shareholders (the "Special Meeting") of Emergency Filtration Products, Inc. (the "Company"), will be held at the Sunset Station Hotel & Casino, 1301 West Sunset Road, Henderson, NV 89014, on May 6, 2004, at 10:00 a.m., Pacific Time, to:

     1. Elect 5 directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

     2. Consider and act upon the ratification of the appointment of Piercy, Bowler, Taylor & Kern, as independent public accountants; and

     3. Transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The foregoing matters are described in more detail in the accompanying Proxy Statement.

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 26, 2004 (THE "RECORD DATE"), ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING.

MANAGEMENT ENCOURAGES ALL SHAREHOLDERS TO ATTEND THE ANNUAL MEETING IN PERSON. ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY ENCLOSED WITH THIS NOTICE.

HOLDERS OF MORE THAN 50% OF THE COMPANY'S 27,265,517 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE ANNUAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS. APPROVAL OF THE PROPOSALS DISCUSSED ABOVE REQUIRES AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE QUORUM.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /S/Douglas K. Beplate, President

Las Vegas, Nevada
April 8, 2004

Emergency Filtration Products, Inc.
175 Cassia Way, Suite A115
Henderson, NV 89014
                              PROXY STATEMENT

This Proxy Statement is furnished to shareholders of Emergency Filtration Products, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the management of the Company, to be voted at a special meeting of the shareholders (the "Special Meeting") to be held at the Sunset Station Hotel & Casino, 1301 West Sunset Road, Henderson, NV 89014, May 6, 2004 at 10:00 am, Pacific Time. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Special Meeting in accordance with the directions set forth thereon. If no instructions are indicated on the enclosed proxy, at the Special Meeting the proxy will be voted affirmatively to:

     1. Elect 5 directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified;

     2. Consider and act upon the ratification of the appointment of Piercy, Bowler, Taylor & Kern, as independent public accountants; and

     3. Transact such other business as may properly come before the Special Meeting or any adjournment thereof.

The enclosed proxy, even though executed and returned to the Company, may be revoked by the shareholder at any time before it is voted, either by giving a written notice mailed or delivered to the secretary of the Company, by submitting a new proxy bearing a later date, or by voting in person at the Special Meeting. If the proxy is returned to the Company without specific direction, the proxy will be voted in accordance with the board of directors' recommendations as set forth herein.

The entire expense of this proxy solicitation will be borne by the Company.
In addition to this solicitation, in order to ensure that a quorum is represented at the Special Meeting, officers, directors, and regular employees of the Company, who will receive no extra compensation for such services, may solicit proxies by mail, telephone, or in person.

ONLY HOLDERS OF RECORD OF THE COMPANY'S 27,265,517 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT MARCH 26, 2004 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE SPECIAL MEETING. EACH SHAREHOLDER HAS THE RIGHT TO ONE VOTE FOR EACH SHARE OF THE COMPANY'S COMMON STOCK OWNED. CUMULATIVE VOTING IS NOT PROVIDED FOR.

MANAGEMENT ENCOURAGES ALL SHAREHOLDERS TO ATTEND THE SPECIAL MEETING IN PERSON. ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER OR NOT THEY EXPECT TO ATTEND THE SPECIAL MEETING) ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY FORM ENCLOSED WITH THIS NOTICE. HOLDERS OF MORE THAN 50% OF THE COMPANY'S 27,265,517 ISSUED AND OUTSTANDING SHARES OF COMMON STOCK MUST BE REPRESENTED AT THE SPECIAL MEETING TO CONSTITUTE A QUORUM FOR CONDUCTING BUSINESS. APPROVAL OF THE PROPOSALS DISCUSSED ABOVE REQUIRES AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE QUORUM.

THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE BEING MAILED ON OR ABOUT APRIL 8, 2004, TO ALL SHAREHOLDERS ENTITLED TO VOTE AT THE SPECIAL MEETING.

THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE SPECIAL MEETING IS IMPORTANT AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

                              PROPOSAL NO. 1
                      ELECTION OF BOARD OF DIRECTORS

     The names and ages of our executive officers and directors and the positions held by each of them are set forth below:

Name                    Age         Position                    Held Since
----                    ---         --------                    ----------
Douglas K. Beplate      49          President, Director         July 2000

Peter Clark             52          Secretary, Treasurer        June 1997

Steve M. Hanni          36          Chief Financial Officer     November 2002

Thomas Glenndahl        57          Director                    May 2002

Dr. Raymond C.L. Yuan   60          Director                    December 1997

Sherman Lazrus          70          Interim CEO, Chairman,      June 2001
                                    Director                    December 1998

The Company's officers and directors have served in such positions since the dates indicated above. Mr. Frank A. Corsini, a director since June 2002, resigned March 22, 2004 due to other commitments. The following persons have been nominated for election as directors of the Company: Douglas K. Beplate, David E. Bloom, Thomas Glenndahl, Raymond C.L. Yuan, and Sherman Lazrus. Certain biographical information with respect to such persons is set forth below. Each director, if elected by the shareholders, will serve until the next annual meeting and until his or her successor is duly elected and qualified. Vacancies on the board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without further action by the stockholders.

                 Biographical Information on Nominees

Douglas K. Beplate, President, signed an agreement with Emergency Filtration in 1996 whereby he provided consulting services and was subsequently appointed to his present position and elected to the Board of Directors in July, 2000. Mr. Beplate is the co-founder of Emergency Filtration. He is also an officer of Emergency Filtration whose responsibilities include product design, research and development, patent work and production. Prior to his position with Emergency Filtration, he was a consultant to various medical products firms from 1993 to 1996 where he was involved in research and development, and product design. Mr. Beplate is also an experienced entrepreneur and business manager. He was Founder of Kinder tot, Inc. (1990-1993). He has directed and managed all aspects of a $10 million budget for a $100 million sporting goods company, Udicso, d.b.a. Sunset (1980-1986) including advertising, merchandising, promotions, markdowns, vendor relations and inventory control of 50 stores in six states.

David E. Bloom has been CEO and president of Le Gourmet Chef, housewares products company, since 2001. From 1999 to 2001, he was CEO and founder of Princeton Photo Network, an entity consolidating photography studios to reduce costs. From 1994 to 1999, he was CEO and founder of Sneaker Stadium, a start up venture that expanded to 23 store locations. From 1991 to 1994, Mr. Bloom was CEO and president of Record World, and successfully turned around the 80 store retailer of music products. From October 1990 to March 1991, Mr. Bloom served as COO of Barnes & Noble bookstores, responsible for the small store division. From 1974 to 1990, Mr. Bloom was employed by Herman's World of Sporting Goods, as President and CEO from 1987 to 1990. Mr. Bloom received a B.S.E. degree from the University of Michigan in 1971 and an M.B.A. from Harvard Business School in 1974.

Thomas Glenndahl, Director, was appointed as a director in May 2002. He was born in Sweden in 1946 and educated in the United States and Europe and resides in Waterloo, Belgium and Tiburon, California. He graduated with a Masters degree of Business Administration in international marketing from Gothenburg School of Economics in 1970. His professional experience includes:
Commercial Attache with the Swedish Chamber of Commerce in Paris, France (1970-1971); Investment Banker with Barkley Securities, London and England (1972-1974), US Director of Interstudy, San Francisco (1974-1977), CEO of Sitzmat, Inc., San Francisco (1977-1981), and; Founder of the ASPECT International Language Schools in San Francisco, CA (1982) which was sold to Sylvan Learning Systems in 1998. Since 1998, Mr. Glenndahl has acted as an independent investor and consultant. He currently serves as a Director of Harling Properties in Sweden, Aksu Pharmaceuticals in Turkey, Transnico International Group SA and Transnico Technologies Group SA in Belgium. He is also a partner in the MVI Group in Scandinavia and Switzerland.

Dr. Raymond C.L. Yuan, Director, was elected to the Board in December, 1997. Since 1993, Dr. Yuan has served as Managing Director of AsiaWorld Medical Technology Limited, an exclusive master distributor of advanced medical and healthcare products in South East Asia, including the People's Republic of China. In addition, Dr. Yuan currently serves in the following positions:
President of the MedNet Group located in Hong Kong, a group of healthcare education and communications companies; Managing Director of Bio_health Consultancy Limited (Hong Kong), a consulting firm specializing in bio_health and biotechnology consulting to medical institutions; and Executive Director of Financial Resource International, Limited located in Hong Kong, an international investment banking firm. Dr. Yuan graduated form the University of California, Berkeley in 1967 with a Bachelor of Science degree in Chemistry. He subsequently received a Masters degree in Physical Chemistry from Columbia University in 1968 and a Ph.D. in Chemical Physics from Columbia University in 1972. Dr. Yuan was also a National Health Institute Postdoctoral Fellow at Yale University in 1972 and a Rudolph J. Anderson Fellow at Yale University in 1974. Dr. Yuan also received a Master of Business Administration degree from Stern School of Business Administration, New York University in 1983.

Sherman Lazrus, Director, Interim CEO, was elected to the Board in December 1998, and appointed as Interim Chief Executive Officer in June 2001. Mr. Lazrus has nearly 40 years' experience in government and private sector health care and health care finance. Mr. Lazrus presently also serves as President of American Medical Capital, a division of American Medical Enterprises, LLC located in Bethesda, Maryland, a financial services and investment banking company specializing in the healthcare industry, a position he has held since 1991. Mr. Lazrus is also currently a director for Imaging Diagnostics Systems, Inc., a medical technology company that has developed a laser breast imaging system, and currently located in Plantation, Florida. Imaging Diagnostics Systems, Inc. is traded on the NASDAQ OTCBB under the symbol "IMDS". Mr. Lazrus has been a director since December 2002. From 1976 through 1991, Mr. Lazrus held management positions in private sector health care and health care finance companies. From1975 to 1976, Mr. Lazrus served as Deputy Assistant Secretary of Defense for Health Resources and Programs where his principal responsibility was the development of policies and legislation concerning operation of the military health care system and the CHAMPUS program covering approximately 10 million people with annual operation costs of approximately $3.5 billion. From 1973 to 1975, Mr. Lazrus served as Director, Office of Policy Coordination, Office of Assistant Secretary of Health where he was responsible for Medicare and Medicaid policy matters.

                             Vote Required
                             -------------
Election of the proposed slate of nominees requires the approval of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Special Meeting. Members of our management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" all of the nominees. Our board of directors unanimously recommends a vote "FOR" all of the nominees.

                              PROPOSAL NO. 2
 RATIFY THE SELECTION OF PIERCY, BOWLER, TAYLOR & KERN AS INDEPENDENT AUDITORS

Our Board of Directors has selected Piercy, Bowler, Taylor & Kern as independent auditors for the fiscal year ending December 31, 2004. To our best knowledge, at no time has Piercy, Bowler, Taylor & Kern had any direct or indirect financial interest in or any connection with us other than as independent public accountants.

Piercy, Bowler, Taylor & Kern has been the independent certified public accountant who has examined our financial statements for the fiscal year ended December 31, 2003. Our Board of Directors anticipates that a representative of Piercy, Bowler, Taylor & Kern will be present at the Meeting.

                          AUDIT FEES AND SERVICES

On June 19, 2003, the Company engaged Piercy, Bowler, Taylor & Kern to act as its independent certified public accountant. Piercy, Bowler, Taylor & Kern replaces PricewaterhouseCoopers, LLP, who resigned on May 21, 2003.

  1) Audit Fees - The aggregate fees billed us for fiscal year 2003 for professional services rendered by Piercy, Bowler, Taylor & Kern for the audit of our annual financial statements and review of our quarterly financial statements beginning with the report for the period ended June 30, 2003 was $37,800. The aggregate fees billed by PricewaterhouseCoopers LLP for the review of our quarterly financial statements for the period ended March 31, 2003 was $4,000. The aggregate fees billed to date for the fiscal year 2002 for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements and review of our quarterly financial statements was $27,000.

  2) Audit-Related Fees - The aggregate fees billed us for fiscal year 2003 for professional services rendered by Piercy, Bowler, Taylor & Kern for other professional services rendered such as the review of the Company's SB-2 registration statement and S-8 filings was $2,400. The aggregate fees billed by PricewaterhouseCoopers LLP for these types of services rendered during 2003 was $13,000.

  3) Tax Fees - None
  4) All Other Fees - None

                              Vote Required
                              -------------
The affirmative vote of a majority of the Shares present, in person or represented by proxy, and entitled to vote at the Special Meeting is required to ratify the selection of Piercy, Bowler, Taylor & Kern as independent auditors. The affirmative vote of such majority is assured in that members of our management and other principal shareholders holding or controlling the vote of in excess of fifty percent (50%) of the issued and outstanding Shares entitled to vote at the Special Meeting have indicated their intention to vote "FOR" the ratification. Our board of directors unanimously recommends a vote "FOR" the selection.

                        EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation paid or accrued to our chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such periods (as determined at December 31, 2003, the end of our last completed fiscal year for which this report is being filed):

                                                             Long Term Compensation
                                                             ----------------------
                     Annual Compensation                       Awards           Payouts
                                             Other     Restricted
Name and                                     Annual       Stock    Options  LTIP    All other
Principal Position  Year  Salary   Bonus($) Compensation  Awards    /SARs   Payout  Compensation
------------------  ----  -------  -------  ------------  ------   -------  ------  ------------
Sherman Lazrus      2003  $     0  $      0(1)       0   $      0        0       0             0
Interim CEO         2002  $     0  $111,000(1)       0   $ 25,000(4)     0       0             0
                    2001  $     0   $55,000(1)       0          0  100,000(6)    0             0

Douglas Beplate     2003  $96,000(2)$     0          0          0        0       0             0
President           2002  $96,000(2)$34,300(3)       0   $ 25,000(5)     0       0             0
                    2001  $96,000(2)      0          0          0  600,000(7)    0             0

(1) Mr. Lazrus has received compensation in the form of shares issued at $.55 per share in 2001 (100,000 shares valued at $55,000). In 2002, Mr. Lazrus received compensation in the form of 300,000 shares issued at $0.37 per share totaling $111,000. In 2003, Mr. Lazrus did not receive any form of compensation.
(2) In 2001, Mr. Beplate received $49,900 in cash and the balance was accrued. In 2002, Mr. Beplate received $169,174 in the form of shares issued at $.20 per share representing accrued salary from 2000, 2001, and through September 30, 2002. Additional 2002 salary of $24,000 has been accrued. In 2003, Mr. Beplate received $37,000 in cash and the remaining balance was accrued. Total remaining unpaid salary due to Mr. Beplate at December 31, 2003 totaled $83,000.
(3) In 2002, Mr. Beplate also received 171,500 shares issued at $.20 per share representing a bonus totaling $34,300.
(4) In 2002, Mr. Lazrus also received 100,000 shares issued at $0.20 per share as a directors fee totaling $20,000 and 25,000 shares issued at $0.20 per share for the cancellation of 100,000 stock options. These shares were valued at $5,000.
(5) In 2002, Mr. Beplate also received 100,000 shares issued at $0.20 per share as a directors fee totaling $20,000 and 25,000 shares issued at $0.20 per share for the cancellation of 600,000 stock options. These shares were valued at $5,000.
(6) In 2001, Mr. Lazrus received 100,000 options to purchase common stock exercisable at $0.49 per share until June 28, 2004. These options were later canceled during 2002.
(7) In 2001, Mr. Beplate received 500,000 options to purchase common stock exercisable at $0.53 per share until January 8, 2004 and an additional 100,000 options to purchase common stock exercisable at $0.49 per share until June 28, 2004. All of these options were later canceled during 2002.

Bonuses and Deferred Compensation
---------------------------------
Accrued compensation in the table above reflects salary accrued but not paid.

Compensation of Directors
-------------------------
During fiscal 2003, directors did not receive any form of compensation for their services as directors.

The Company does not have a standard agreement with its directors for annual director compensation in cash or shares. Director compensation is paid at the discretion of the Board of Directors on an annual basis. In addition, directors are reimbursed for expenses incurred in connection with their services as directors.

The board of directors met four times during fiscal 2003.

Committees of the Board of Directors
------------------------------------
During 2002, the board of directors established the following committees:

1) An Audit Committee with Mr. Raymond Yuan, Mr. Thomas Glenndahl and Mr. Frank Corsini as the members, which met three times. The Board of Directors elected Mr. Thomas Glenndahl as the Chairman of the Audit Committee and has determined that Mr. Raymond Yuan is an "audit committee financial expert" as defined under new SEC regulations, who is independent of management of the Company. The tasks and responsibilities of the Audit Committee include (i) the review and discussion of the audited financial statements with management,
(ii) discussions with the independent auditors the matters required to be discussed by the Statement On Auditing Standards No. 61, as may be modified or supplemented, and (iii) receipt from the auditors disclosures regarding the auditors' Independence Standards Board Standard No. 1, as may be modified or supplemented.

2) An Executive Committee with Mr. Sherman Lazrus, Mr. Thomas Glenndahl and Mr. Doug Beplate as the members, which met ten times. The tasks and responsibilities of the Executive Committee include (i) ongoing business and the review of new and potential business contracts (ii) funding and financing possibilities, and (iii) making recommendations to the full board on officer appointments.

Code of Ethics
--------------
The Company has not adopted a Code of Ethics for its executive officers and employees but is in the process of examining and considering one.

             COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Our Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in connection therewith, directors, officers, and beneficial owners of more than 10% of our Common Stock are required to file on a timely basis certain reports under
Section 16 of the Exchange Act as to their beneficial ownership of our Common Stock. We believe to the best of our knowledge that under the SEC's rules for reporting of securities transactions by directors and executive officers, all required reports have been filed.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 12, 2004 the name and address and the number of shares of our Common Stock, par value $0.001 per share, held of record or beneficially by each person who held of record, or was known by us to own beneficially, more than 5% of the 27,265,517 shares of our Common Stock issued and outstanding, and the name and shareholdings of each director and of all officers and directors as a group. Beneficial ownership numbers and calculation of % of class assume the exercise of any outstanding options and warrants and the concomitant increase in the number of outstanding shares.

Title of Class   Name and Address           Number of Shares   % of Class
--------------   ----------------           ----------------   ----------
Common           Douglas K. Beplate
                 18 Braelinn Drive
                 Henderson, NV 89052            5,035,711     18.47

Securities Ownership of Officers and Directors
----------------------------------------------
Common           Douglas K. Beplate                5,035,711        18.47
                 President, Director

Common           Peter Clark                       1,473,524         5.40
                 Secretary/Treasurer

Common           Dr. Raymond C.L. Yuan               235,000         0.86
                 Director

Common           Sherman Lazrus                      525,000         1.93
                 CEO, Director

Common           Steve M. Hanni                       50,000         0.18
                 Chief Financial Officer

Common           Frank Corsini                       100,000         0.37
                 Director

Common           Thomas Glenndahl                    330,000         1.21
                 Director

                 Total (7 persons)                 7,749,235        28.42

Securities Authorized For Issuance Under Equity Compensation Plans
------------------------------------------------------------------

The Company does not have any equity compensation plans that have been approved by the security holders. However, the Company's Board of Directors has granted nonqualified stock options to various consultants, employees, officers and directors. These options were not submitted to the Company's stockholders for approval.

The following table summarizes information about equity awards that are outstanding as of December 31, 2003.

                         Number of Shares of                       Number of Shares of
                         Common stock to be       Weighted Avg        Common Stock
                         issued upon exercise    Exercise Price    Available for Future
                           Of Outstanding        Of Outstanding     Issuance (excluding
Plan Category                 Options*              Options         shares reflected in *)
-------------            --------------------    --------------    ----------------------
Equity compensation
Plans approved by
Security holders                   0                   n/a                   0

Equity compensation
plans not approved by
security holders                760,000               $0.52                  0

The above stock options were granted as follows:

- 500,000 options were granted to Mike Crnkovich, the President of Emergency Filtration at the time, during January 2001 for services rendered related to his employment as President. These options were granted with an exercise price of $0.53 per share and expired, unexercised on January 8, 2004.
- 60,000 options were granted to an outside consultant for marketing services rendered during January 2001. These options were granted with an exercise price of $0.53 per share and expired, unexercised on January 8, 2004.
- 100,000 options were granted to Mike Crnkovich, the President of Emergency Filtration at the time, during June 2001 for services rendered related to his employment as President. These options were granted with an exercise price of $0.49 per share and expire on June 28, 2004.
- 100,000 options were granted to an outside consultant for marketing services rendered during June 2001. These options were granted with an exercise price of $0.49 per share and expire on June 28, 2004.

The above outstanding options are described as follows:

Number of         Exercise          Expiration
Options            Price               Date
---------         ---------       -------------------
560,000           $0.53             January 8, 2004
200,000           $0.49             June 28, 2004

The Company's Board of Directors has the sole authority to determine the terms of awards and other terms, conditions and restrictions of these non-plan options.

Any shares issued these options shall be subject to resale restrictions as shall be in force at the time of issuance of the shares, including sales volume and timing of the sale.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following related party transaction occurred during the years ended December 31, 2003 and 2002.

Effective April 1, 2003, the Company entered into an "Agreement For Assignment of Technology" with Douglas Beplate whereby he assigned all of his rights, title and interest in various technology, patents and patent applications to the Company. This agreement is entirely separate from the original agreement entered into with Mr. Beplate during 1996. The 1996 agreement and technology transfer were for the dual rotary isolation valve and any amendments to that patent. In conjunction with the technology transfer in 1996 of the dual filtered isolation valve, the Company entered into a consulting agreement with Mr. Beplate to continue developing the Respaide product including market validation, testing, approval, molds and ongoing marketing. This new agreement effective April 1, 2003 reflects the purchase of technologies related to hydrophobic and hydrophilic filtration used in a BVM setting which was developed by Mr. Beplate outside of his Respaide consulting agreement and before he became an officer or director of the Company, the rescission of the 5% royalty included in the original agreement on the Respaide technology, and the license of nanocoatings on any filter configuration for environmental masks and any other application for United States military use only. The nanocoatings technology was also developed by Mr. Beplate outside of his Respaide consulting agreement and before he became an officer or director of the Company. The asset recorded on the initial purchase of the technology was valued at $975,000 and paid for in cash to the extent of $130,000 and the number of shares deemed equal to the remaining value. In determining this value, the members of the Board of Directors of the Company used their best business judgment to estimate the future income potential of the acquired technology. This determination was made through an analysis of the potential applications of the hydrophobic hydrophilic filtration technology and the identifiable likely markets surrounding the technology. These potential applications at the time included the environmental mask currently being produced in Taiwan, the ability to take the technology into numerous industries and applications such as healthcare, military, non-profit, and commercial segments, governmental use as it relates to biochemical protection, and many other potential applications of the nanotechnology. Based upon the preliminary market analysis and potential sales and marketing strategies included in a draft business plan and discussed with the board of directors, the board determined and concluded that the future market potential of the acquired technology likely exceeded the $975,000 consideration to be paid to Mr. Beplate. The 3,250,000 shares of outstanding common stock issued to the officer were valued at $0.26 per share, the market value on the date of issuance. As part of the new agreement, the officer is also to receive a 1% royalty on the gross sales of any and all products utilizing the technology. No royalties have been paid or accrued pursuant to this agreement as of December 31, 2003.

Advances From Officers
----------------------
During the years ended December 31, 2001 and 2002, the Company received periodic advances of $13,400 and $199,400, respectively, from Doug Beplate, President, used for operating funds throughout the year. Mr. Beplate received 714,500 shares of common stock valued at $0.20 per share (market value on date of issuance) on August 15, 2002 in repayment of $142,900 of these advances. The remaining amount, totaling $69,900 at December 31, 2002, was non-interest
bearing, due on demand and unsecured.   The Company has not entered into any
formalized note agreement relating to these advances. The entire amount of $69,900 was repaid to Mr. Beplate during 2003.

During the years ended December 31, 2001 and 2002, the Company received periodic advances of $9,500 and $0, respectively, from Peter Clark, Secretary/Treasurer, used for operating funds throughout the year. These amounts, totaling $9,500 at December 31, 2002, were non-interest bearing, due
on demand and unsecured.   The Company has not entered into any formalized
note agreement relating to these advances. The entire amount of the $9,500 was repaid to Mr. Clark during 2003.

Royalty Payments.
The Company entered into an agreement with Doug Beplate, President, during 1996 to acquire the rights to certain intellectual property, which property includes title to the patent on a component of an emergency CPR assistance device, called a dual filtered rotary isolation value. The Company agreed to pay a 5% royalty to Mr. Beplate on any sales related to the patented intellectual property. Royalty expense on this patent for the years ended December 31, 2003 and 2002 was $2,813 and $4,907, respectively. Mr. Beplate received 89,223 shares of common stock on August 15, 2002 in payment of accrued royalties from January 1, 2001 through September 30, 2002 totaling $17,845. The 89,223 shares of common stock issued to Mr. Beplate were valued at $0.20 per share which equaled the market value of the shares on the date of issuance. All remaining royalties have been paid through December 31, 2003.

Stock Options.
During 2001, the Company modified 600,000 vested options of various officers and directors of the Company originally accounted for as fixed stock options and originally expiring on various dates between December 2001 and December 2003 to (i) reduce the exercise price to $0.49 per share (a price above the current market price of the Company's stock on the date of modification), and
(ii) extend the expiration date to June 28, 2004. Accordingly, these options originally were to be accounted for as variable stock options from the date of the modification. The Company did not incur any compensation expense during 2003 or 2002 under these variable stock options. Under variable stock options, the Company could incur additional compensation expense in the future arising from the excess of the fair market value of the Company's stock over the exercise price of the related options. 400,000 of the 600,000 modified stock options were later cancelled during 2002.

Canceled Stock Options.
The Company entered into Common Stock Option Recission Agreements on August 15, 2002 to cancel outstanding stock options for the following individuals:

- Douglas Beplate, President - 1,600,000 outstanding stock options exercisable at prices ranging from $0.49 to $0.75 per share.
- Peter Clark, Secretary/Treasurer - 1,300,000 outstanding stock options exercisable at prices ranging from $0.49 to $0.75 per share.
- Wendy Harper, Consultant - 660,000 outstanding stock options exercisable at prices ranging from $0.53 to $0.75 per share.
- Raymond Yuan, Director - 200,000 outstanding stock options exercisable at prices ranging from $0.49 to $0.75 per share.
- Sherman Lazrus, CEO - 100,000 outstanding stock options exercisable at $0.49 per share.

For the cancellation and rescission of the common stock options, a total of 100,000 shares of common stock were issued on August 15, 2002, valued at $0.20 per share (equal to the market price on the date of issuance) to the following individuals:

-  25,000 shares issued to Sherman Lazrus, interim CEO totaling $5,000
-  25,000 shares issued to Raymond Yuan, Director totaling $5,000
-  25,000 shares issued to Peter Clark, Sec/Treas totaling $5,000
-  25,000 shares issued to Douglas Beplate, President totaling $5,000

Management of the Company determined that it was in the best interest of the shareholders to cancel the outstanding stock options held by these various related parties so as to not dilute the existing shareholders upon exercise of the options as well as to eliminate any additional compensation expense in the future arising from the excess of the fair market value of the Company's stock over the exercise price of the related options. In consideration for this, the related parties agreed to accept a nominal amount of shares, valued at $5,000 for each individual, since there was no readily determinable value of the stock options, in lieu of the outstanding options.

Stock Issuances to Related Parties.

Effective April 1, 2003, the Company issued 3,250,000 shares of common stock to Doug Beplate, President, valued at $0.26 per share plus $130,000 cash, pursuant to an "Agreement For Assignment of Technology" whereby Mr. Beplate assigned all of his rights, title and interest in various technology, patents and patent applications to the Company, as described previously.

On February 28, 2003, 111,000 shares of common stock were issued to Wendy Harper, outside consultant, valued at $0.22 per share (equal to the market price on the date of issuance) in payment of consulting fees totaling $24,420. Ms. Harper provides outside accounting, secretarial, and general managerial consulting services to the Company.

On August 15, 2002, 714,500 shares of common stock were issued to Doug Beplate, President, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of $142,900 in advances made to the Company.

On August 15, 2002, 1,106,593 shares of common stock were issued to Doug Beplate, President, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of accrued salaries totaling $169,174, royalties due totaling $17,845 and additional compensation totaling $34,300.

On August 15, 2002, 958,398 shares of common stock were issued to Peter Clark, Sec/Treas. valued at $0.20 per share (equal to the market price on the date of issuance) in payment of accrued salaries totaling $191,680.

On August 15, 2002, 331,584 shares of common stock were issued to Wendy Harper, outside consultant, valued at $0.20 per share (equal to the market price on the date of issuance) in payment of accrued consulting fees totaling $66,317. Ms. Harper provides outside accounting, secretarial, and general managerial consulting services to the Company.

On August 15, 2002, 525,000 shares of common stock were issued to the directors of the Company valued at $0.20 per share (equal to the market price on the date of issuance) totaling $125,000 as follows:

- Doug Beplate                100,000 shares totaling $20,000
- Sherman Lazrus              100,000 shares totaling $20,000
- Raymond Yuan                100,000 shares totaling $20,000
- Frank Corsini               100,000 shares totaling $20,000
- Thomas Glenndahl            100,000 shares totaling $20,000
- Peter Clark                  25,000 shares totaling $5,000

On August 15, 2002, the following shares were issued to various officers and other related individuals valued at $0.20 per share (equal to the market price on the date of issuance) for the cancellation of 3,200,000 common stock options outstanding as mentioned above:

-  25,000 shares issued to Sherman Lazrus, interim CEO
-  25,000 shares issued to Raymond Yuan, Director
-  25,000 shares issued to Peter Clark, Sec/Treas
-  25,000 shares issued to Douglas Beplate, President

On August 15, 2002 and October 15, 2002, a total of 300,000 shares of common stock were issued to Sherman Lazrus, interim CEO valued at an average price of $0.37 per share (equal to the market price on the date of issuance) in payment of services rendered totaling $111,000.

On October 25, 2002, 100,000 shares of common stock were issued to Raymond Yuan, Director, valued at $0.28 per share (equal to the market price on the date of issuance)in payment of services rendered totaling $28,000.

                    FINANCIAL AND OTHER INFORMATION

The Company's most recent audited financial statements and other information are contained in the Company's annual report on Form 10-KSB for the period ending December 31, 2003. Such reports once filed, are available to shareholders upon written request addressed to the Company at the Company's executive offices, or on the Securities and Exchange Commission's EDGAR web site at http://www.sec.gov. We will mail a copy of our annual report without charge upon written request from any person who sets forth a good faith representation that he or she is a beneficial owner of our common stock. Requests should be sent to Emergency Filtration Products, Inc., 175 Cassia Way, Suite A115, Henderson, NV 89014, attn: Suzanna.

                              SHAREHOLDER PROPOSALS

No proposals have been submitted by our shareholders for consideration at the Special Meeting. It is anticipated that the next meeting of shareholders will be held in the second quarter of 2005. Shareholders may present proposals for inclusion in the Information Statement to be mailed in connection with the next annual meeting of our shareholders, provided such proposals are received by us no later than 90 days prior to such meeting, and are otherwise in compliance with applicable laws and regulations and the governing provisions of our articles of incorporation and bylaws.

                                 LEGAL MATTERS
None.

                                 OTHER MATTERS

Our management does not know of any business other than referred to in the Notice which may be considered at the meeting. If any other matters should properly come before the Special Meeting, such matters will be properly addressed and resolved and those in attendance will vote on such matters in accordance with their best judgment.

EMERGENCY FILTRATION PRODUCTS, INC.
By order of the Board of Directors

/S/ Douglas K. Beplate
Douglas K. Beplate, President

Las Vegas, Nevada
April 8, 2004

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY. RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

       [PROXY CARD]
                                 PROXY
                    EMERGENCY FILTRATION PRODUCTS, INC.
                      Special Meeting of Shareholders
                               May 6, 2004
          (This Proxy is Being Solicited by the Board of Directors)

The undersigned hereby appoints Douglas K. Beplate and Sherman Lazrus, and each of them, proxies, with full power of substitution, to vote the voting shares of Emergency Filtration Products, Inc. (the "Company"), which the undersigned is entitled to vote at the special meeting of shareholders of the Company (the "Special Meeting") to be held Thursday, May 6, 2004, at 10:00 am Pacific Time at the Sunset Station Hotel & Casino, 1301 West Sunset Road, Henderson, NV 89014, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, such proxy will be voted "FOR" each proposal.

To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box(es) marked "AGAINST" below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked "WITHHOLD AUTHORITY" below.

The Board of Directors recommends votes "FOR" the following proposals, each of which has been proposed by the Board of Directors:

1. Elect each of the following nominees as directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified. To vote against any individual nominee, strike a line through such nominee's name. To withhold your vote for any individual nominee, strike a line through such nominee's name and circle the name;

     Douglas K. Beplate  David E. Bloom Thomas Glenndahl

               Raymond C.L. Yuan        Sherman Lazrus

             FOR [ ]       AGAINST [ ]        WITHHOLD AUTHORITY [ ]

2. Consider and act upon the ratification of the appointment of Piercy, Bowler, Taylor & Kern as independent public accountants; and

             FOR [ ]       AGAINST [ ]        WITHHOLD AUTHORITY [ ]

3. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
             FOR [ ]       AGAINST [ ]        WITHHOLD AUTHORITY [ ]

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Name of Brokerage                             Number of Shares
House [If Applicable]                         Beneficially Held
                     -------------------                        -----------
Date:
     ------------   -----------------------       --------------------------
                    Signature                     Signature (if held jointly)

PLEASE DATE AND SIGN THIS PROXY AND MAIL IN THE ENCLOSED ENVELOPE TO:
Emergency Filtration Products, Inc., ATTN: Wendy
175 Cassia Way, Suite A115
Henderson, NV 89014